CERTIFICATE OF MERGER OF
                      GENERAL ELECTRIC CAPITAL CORPORATION
                                  WITH AND INTO
                              GECS MERGER SUB, INC.
                  (UNDER SECTION 252 OF THE GENERAL CORPORATION
                          LAW OF THE STATE OF DELAWARE)

     Each of the undersigned corporations, in connection with the merger of General Electric Capital Corporation, a New York corporation, with and into GECS Merger Sub, Inc., a Delaware corporation (the "Merger"), does hereby certify:

     FIRST: That the name and state of incorporation of each of the constituent corporations in the Merger are as follows:

                  Name                               State of Incorporation
                  ----                               ----------------------

     General Electric Capital Corporation                 New York

     GECS Merger Sub, Inc.                                Delaware

     SECOND: That the Agreement and Plan of Merger between General Electric Capital Corporation and GECS Merger Sub, Inc., dated June 25, 2001, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 (and, with respect to GECS Merger Sub, Inc., by the written consent of its sole stockholder in accordance with Section 228) of the General Corporation Law of the State of Delaware.

     THIRD: That the surviving corporation in the Merger is GECS Merger Sub, Inc., a Delaware corporation (the "Surviving Corporation"). The name of the Surviving Corporation shall be amended in the Merger to be "General Electric Capital Corporation."

     FOURTH: The Certificate of Incorporation of GECS Merger Sub, Inc., as in effect immediately prior to the effective time of the Merger, shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation, except that Article First shall be amended in its entirety to read "Article First: The name by which the corporation is to be known is General Electric Capital Corporation."

     FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation located at 260 Long Ridge Road, Stamford, Connecticut 06927.

     SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: That immediately prior to the Merger, General Electric Capital Corporation (a New York corporation) had authorized (a) 3,866,000 shares of common stock, with a par value of $200.00 per share, (b) 750,000 shares of preferred stock, with a par value of $0.01 per share and (c) 33,000 shares of variable cumulative preferred stock, with a par value of $100.00 per share, with such variable cumulative preferred stock designated in the following series: 725 shares of series A, 725 shares of series B, 725 shares of series C, 725 shares of series D, 700 shares of series E, 700 shares of series F, 700 shares of series G, 500 shares of series H, 500 shares of series I, 500 shares of series J, 500 shares of series K, 500 shares of series L, 500 shares of series M, 750 shares of series N, 500 shares of series O, 750 shares of series P, 500 shares of series Q, 700 shares of series R, 650 shares of series S, 650 shares of series T, 500 shares of series U, 500 shares of series V, 500 shares of series W, 750 shares of series X, 750 shares of series X-1, 750 shares of series Y, 750 shares of series Y-1, 1,000 shares of series Z, 500 shares of series AA, 500 shares of series BB, 500 shares of series CC, 500 shares of series DD, 500 shares of series EE, 500 shares of series FF, 650 shares of series GG, 650 shares of series HH, 700 shares of series II, 1,000 shares of series JJ, 1,000 shares of series KK and 1,000 shares of series LL.

     EIGHTH: That the Merger shall be effective at 10:00 a.m. (Eastern Daylight time) on July 2, 2001.



                            [signature page follows]

     IN WITNESS WHEREOF, GECS Merger Sub, Inc., the Surviving Corporation, has caused this Certificate of Merger to be executed on this 29 day of June, 2001, by Nancy E. Barton, its authorized officer and General Electric Capital Corporation has caused this Certificate of Merger to be executed on this 29 day of June, 2001, by James A. Parke, its authorized officer.


                                           GECS Merger Sub, Inc.

                                           By /s/ Nancy E. Barton
                                              ----------------------------------
                                              Nancy E. Barton
                                              Senior Vice President

                                           General Electric Capital Corporation

                                           By /s/ James A. Parke
                                              ----------------------------------
                                              James A. Parke
                                              Vice Chairman and Chief Financial
                                              Officer

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                     GENERAL ELECTRIC CAPITAL CORPORATION

         The present name of the corporation is General Electric Capital Corporation. The corporation was incorporated under the name "GECS Merger Sub, Inc." by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on February 14, 2000. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the corporation's Certificate of Incorporation and there is no discrepancy between the provisions of the corporation's Certificate of Incorporation as theretofore amended and supplemented and the provisions of this Restated Certificate of Incorporation. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the corporation is hereby restated to read in its entirety as follows:

         ARTICLE FIRST:    The name by which the corporation is to be known is
General Electric Capital Corporation.

         ARTICLE SECOND:   The address of the corporation's registered office in
the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware. The name of its registered agent at such address is the Corporation Trust Company.

         ARTICLE THIRD:    The purpose of the corporation is to engage in any
lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         ARTICLE FOURTH:   The total number of shares of stock which the
corporation shall have authority to issue is 4,649,000 of which (a) 3,866,000 shall be common stock, par value $.01 per share (the "Common Stock"), (b) 33,000 shall be variable cumulative preferred stock, par value $100.00 per share (the "Variable Cumulative Preferred Stock") and (c) 750,000 shares shall be preferred stock, par value $.01 per share (the "Preferred Stock").

         The designations, preferences, privileges, rights and voting powers and any limitations, restrictions or qualifications thereof, of the shares of each class are as follows:

         (a) The holders of the Common Stock shall have the right to vote on all questions to the exclusion of all other stockholders, except as may be provided in this Certificate of Incorporation, in a Preferred Stock Designation (as hereinafter defined), in a Variable Cumulative Preferred Stock Designation (as hereinafter defined) or as required by law.

         (b) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors (or any committee to which it may duly delegate the authority granted in this paragraph) is hereby empowered to authorize the issuance from time to time of shares of Preferred Stock in one or more series, and by filing a certificate pursuant to applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation") to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof, including, without limitation, dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights thereof, as shall be stated and expressed in a resolution or resolutions adopted by the Board of Directors (or such committee thereof) providing for the issuance of such series of Preferred Stock. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

            (1) The designation of the series, which may be by distinguishing number, letter or title.

            (2) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

            (3) The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

            (4)   Dates at which dividends, if any, shall be payable.

            (5) The redemption rights and price or prices, if any, for shares of the series.

            (6) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

            (7) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation.

            (8) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

            (9) Restrictions on the issuance of shares of the same series or of any other class or series.

            (10) The voting rights, if any, of the holders of shares of the series.

         (c) Subject to the series of Variable Cumulative Preferred Stock created by Sections Thirteen through Twenty-Five of this subparagraph (c), such series having the rights, preferences and limitations as are set forth in Sections One through Twenty-Eight of this subparagraph (c), the Variable Cumulative Preferred Stock may be issued from time to time in one or more series. The Board of Directors (or any committee to which it may duly delegate the authority granted in this paragraph) is hereby empowered to authorize the issuance from time to time of shares of the Variable Cumulative Preferred Stock in one or more series and by filing a certificate pursuant to applicable law of the State of Delaware (hereinafter referred to as "Variable Cumulative Preferred Stock Designation") to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof, including, without limitation, dividend rights, dissolution rights, conversion rights, exchange rights, and redemption rights thereof, as shall be stated and expressed in a resolution or resolutions adopted by the Board of Directors (or such committee thereof) providing for the issuance of such series of Variable Cumulative Preferred Stock. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

            (1) The designation of the series, which may be by distinguishing number, letter or title.

            (2) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Variable Cumulative Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

            (3) The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

            (4)   Dates at which dividends, if any, shall be payable.

            (5) The redemption rights and price or prices, if any, for shares of the series.

            (6) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

            (7) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation.

            (8) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

            (9) Restrictions on the issuance of shares of the same series or of any other class or series.

            (10) The voting rights, if any, of the holders of shares of the series.

Except as otherwise set forth in such resolution or resolutions, each such series of Variable Cumulative Preferred Stock shall have all such designations, rights, preferences and privileges, and any limitations, restrictions or qualifications thereof as are set forth in the following Sections One through Twelve of this subparagraph (c):


        SECTION ONE.         Definitions.
                              -----------

         As used in this subparagraph (c) of this Article Fourth, the following terms shall have the following meanings, unless the context otherwise requires:

         1. "Affiliate" shall mean any Person known to the Trust Company to be controlled by, in control of, or under common control with, the corporation.

         2. "Agent Member" shall mean the member of the Auction Stock Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Master Purchaser's Letter.

         3. "Applicable Determining Rate" shall mean with respect to a Dividend Period from one (1) day to five (5) days, the greater of the Effective Composite Commercial Paper Rate for a period of five (5) days and the Federal Funds Rate; with respect to a Dividend Period of six (6) days to eighty-nine (89) days, the Effective Composite Commercial Paper Rate; with respect to a Dividend Period of ninety (90) days to three hundred sixty-four
(364) days, the Effective LIBOR Rate; with respect to a Dividend Period of two
(2) years to ten (10) years, the U.S. Treasury Note Rate; and with respect to a Dividend Period in excess of ten (10) years, the U.S. Treasury Bond Rate.

         4. "Auction" shall mean the periodic implementation of the Auction Procedures.

         5. "Auction Date" shall mean the Business Day immediately preceding the first day of a Dividend Period for Auction Stock.

         6. "Auction Method" shall mean the method of determining Dividend Periods and Dividend Rates for the shares of Variable Cumulative Preferred Stock described in Subsection D of Section Four.

         7. "Auction Procedures" shall mean the procedures for conducting Auctions set forth in Section Five hereof.

         8. "Auction Stock" shall mean the shares of Variable Cumulative Preferred Stock for which the Dividend Period and Dividend Rate are determined pursuant to the Auction Method.

         9. "Auction Stock Depository" shall mean The Depository Trust Company and its successors or any other securities depository selected by the corporation which agrees to follow the procedures required to be followed by such securities depository in connection with shares of Auction Stock.

         10. "Available Auction Stock" shall have the meaning specified in Subsection (C)(1)(a) of Section Five hereof.

         11. "Bid" and "Bids" shall have the respective meanings specified in Subsection (A)(1)(b) of Section Five hereof.

         12. "Bidder" and "Bidders" shall have the respective meanings specified in Subsection (A)(1)(b) of Section Five hereof.

         13. "Board of Directors" shall mean the Board of Directors of the corporation.

         14. "Broker-Dealer" shall mean any broker-dealer, or other entity permitted by law to perform the function required of a Broker-Dealer in the Auction Procedures, that is a member of, or a participant in, the Auction Stock Depository, and that has been selected by the corporation and has entered into a Broker-Dealer Agreement with the Trust Company that remains effective.

         15. "Broker-Dealer Agreement" shall mean an agreement between the Trust Company and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the Auction Procedures.

         16. "Business Day" shall mean a day on which the New York Stock Exchange, Inc., is open for trading and which is neither a Saturday, Sunday nor other day on which banks in The City of New York, New York, are authorized by law to close.

         17. "Converted Remarketed Stock" shall mean shares of Variable Cumulative Preferred Stock which, by reason of an election by the corporation of a different Dividend Determination Method, will become Auction Stock at the end of the then-current Dividend Period applicable thereto.

         18. "Date of Original Issue" shall mean, as to any share of Variable Cumulative Preferred Stock, the date on which the corporation initially issues such share.

         19. "Dividend Determination Method" or "Method" shall mean either the Auction Method or the Remarketing Method.

         20. "Dividend Payment Date" shall mean, with respect to each share of Variable Cumulative Preferred Stock, the last day of each Dividend Period applicable thereto, regardless of its length, and, in addition, (i) in the case of Dividend Periods of more than ninety-nine (99) days, on the following additional dates: (a) if such Dividend Period is from one hundred (100) to one hundred ninety (190) days, on the ninety-first (91st) day; (b) if such Dividend Period is from one hundred ninety-one (191) to two hundred eighty-one
(281) days, on the ninety-first (91st) and one hundred eighty-second (182nd) days; (c) if such Dividend Period is from two hundred eighty-two (282) to three hundred sixty-four (364) days, on the ninety-first (91st), one hundred eighty-second (182nd) and two hundred seventy-third (273rd) days; and (d) if such Dividend Period is from two (2) to thirty (30) years, on January 15, April 15, July 15 and October 15 of each year, provided, that in all such cases, if such date is not a Business Day, the Dividend Payment Date shall be the Business Day next succeeding such date. However, so long as the Auction Stock Depository shall make payments to participants and members in next-day funds, if a day that otherwise would be a Dividend Payment Date for shares of Auction Stock is succeeded by a day which is not a Business Day then the Dividend Payment Date will be the next succeeding Business Day that is immediately succeeded by a Business Day.

         21. "Dividend Period" and "Dividend Periods" shall mean, as to each share of Variable Cumulative Preferred Stock, each period with respect to which dividends on such share shall accumulate and be payable, each such dividend period to be determined pursuant to Section Four.

         22. "Dividend Rate" shall mean, as to each share of Variable Cumulative Preferred Stock, each rate at which a dividend shall be payable on such share, such dividend rate to be determined pursuant to Section Four.

         23. "Effective Composite Commercial Paper Rate" shall mean, on any date, (i) the Money Market Yield of the rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by Standard & Poor's or "Aa" by Moody's or the equivalent of such rating by another nationally recognized rating agency, for a maturity that equals the duration of the relevant Dividend Period as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York on such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate by 2:00 P.M., New York City time, on such date, the Money Market Yield of the arithmetic mean of the rates on commercial paper of such maturity placed on behalf of such issuers, as quoted on a discount basis or otherwise by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co., and Shearson Lehman Commercial Paper Incorporated, or, in lieu of any thereof, their respective affiliates or successors that are commercial paper dealers (the "Commercial Paper Dealers"), to the Trust Company or the Remarketing Agent, as the case may be, for the close of business on the Business Day immediately preceding such date. In the event that the Federal Reserve Bank of New York does not make available such a rate and if any Commercial Paper Dealer does not quote a rate required to determine the Effective Composite Commercial Paper Rate, the Effective Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the corporation does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. "Substitute Commercial Paper Dealers" shall mean The First Boston Corporation or Morgan Stanley & Co. Incorporated or, in lieu of either thereof, their respective affiliates or successors that are commercial paper dealers. In the event that no quoted rates are available for a maturity that equals the duration of the relevant Dividend Period, then the rate will be the higher of the quoted rates for the maturity immediately shorter or immediately longer than the duration of the relevant Dividend Period.

         24. "Effective LIBOR Rate" shall mean, on any date, the offered rates for deposits in dollars for a period of the same duration as the relevant Dividend Period, which appear on the Reuters Screen LIBO Page as of 11:00
A.M., London time, on such date. If at least two such offered rates appear on the Reuters Screen LIBO Page, the Effective LIBOR Rate in respect of such date will be the arithmetic mean of such offered rates. If fewer than two offered rates appear, the Effective LIBOR Rate in respect of such date will be determined on the basis of the rates quoted to the Trust Company or the Remarketing Agent, as the case may be, at which deposits in dollars are offered by the Reference Banks (as hereinafter defined) at approximately 11:00 A.M., London time, on the day that is the Business Day preceding such date to prime banks in the London interbank market for a period of the same duration as the relevant Dividend Period. The corporation shall request the principal London office of each of the Reference Banks to provide a quotation of such rate to the Trust Company or the Remarketing Agent, as the case may be. If at least two such quotations are provided, the Effective LIBOR Rate in respect of such date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the Effective LIBOR Rate in respect of such date will be the arithmetic mean of the rates quoted to the Trust Company or Remarketing Agent, as the case may be, by major banks in New York City, selected by the corporation, at approximately 11:00 A.M., New York City time, on such date for loans in dollars to leading European banks for a period of the same duration as the relevant Dividend Period. "Reference Banks" means four major banks in the London market, selected by the corporation. In the event that no quoted rates are available for a maturity that equals the duration of the relevant Dividend Period, then the rate will be the higher of the quoted rates for the maturity immediately shorter or immediately longer than the duration of the relevant Dividend Period.

         25. "Existing Holder" shall mean, when used with respect to shares of Auction Stock, a Person who has signed a Master Purchaser's Letter and is listed as the beneficial owner of such shares of Auction Stock in the records of the Trust Company and will in all events include Holders of Converted Remarketed Stock.

         26. "Federal Funds Rate" shall mean, on any date, (i) the overnight Federal funds rate as such rate is made available by the Federal Reserve Bank of New York or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate by 2:00 P.M., New York City time, on any day, then the arithmetic mean of the rates for each of the last transaction in overnight Federal funds arranged by three leading brokers of Federal funds transactions in New York City as selected by the corporation prior to 9:00 A.M., New York City time, on that day.

         27. "Hold Order" and "Hold Orders" shall have the respective meanings specified in Subsection (A)(1)(b), of Section Five hereof.

         28. "Holder" shall mean the holder of record of shares of Variable Cumulative Preferred Stock, as the same appears on the record of stockholders of the corporation.

         29. "Initial Dividend Period" shall have the meaning specified in Subsection B of Section Four hereof.

         30. "Junior Stock" shall mean all stock of the corporation now or hereafter authorized, except (i) Variable Cumulative Preferred Stock, (ii) Preferred Stock and (iii) any future class of stock ranking prior to or on a parity with Variable Cumulative Preferred Stock as to dividends or assets.

         31. "Master Purchaser's Letter" shall mean a letter addressed to the corporation, the Trust Company and an Agent Member in which a Person agrees that if such Person should offer to purchase, purchase, offer to sell and/or sell shares of a series of the Variable Cumulative Preferred Stock, such Person will be bound by the Auction Procedures.

         32. "Maximum Rate" shall mean, on any date with respect to any share of Variable Cumulative Preferred Stock, a percentage (determined as set forth below based on the prevailing rating of such share of Variable Cumulative Preferred Stock in effect at the close of business on the Business Day immediately preceding such date and on the duration of the relevant Dividend Period) of the Applicable Determining Rate for such share on such date, provided, that during the continuance of a Payment Failure the applicable percentage shall be 200%:

                                                        Percentage
                                                        ----------
                                       For Dividend              For Dividend
                                      Periods of Less           Periods of Two
       Prevailing Rating               Than One Year            Years or More
       -----------------               -------------            -------------
AA/"aa" or above                           110%                      125%
A/"a"                                      125%                      140%
BBB/"baa"                                  150%                      175%
Below BBB/"baa"                            200%                      225%

For purposes of this definition, the "prevailing rating" of such series shall be (i) AA/"aa" or above, if such series has a rating of AA- or better by Standard & Poor's and "aa3" or better by Moody's, or the equivalent of both of such ratings by a substitute rating agency or agencies selected as provided below, (ii) if not AA/"aa" or above, then A/"a" if such series has a rating of A- or better by Standard & Poor's and "a3" or better by Moody's or the equivalent of both of such ratings by a substitute rating agency or agencies selected as provided below, (iii) if not AA/"aa" or above or A/"a", then BBB/"baa" if such series has a rating of BBB- or better by Standard & Poor's and "baa3" or better by Moody's or the equivalent of both of such ratings by a substitute rating agency or agencies selected as provided below, and (iv) if not AA/"aa" or above, A/"a" or BBB/"baa", then below BBB/"baa". The corporation will take all reasonable action necessary to enable Standard & Poor's and Moody's to provide a rating for the Variable Cumulative Preferred Stock of each series. If neither Standard & Poor's nor Moody's makes such a rating available, the corporation or its duly authorized agent will select one or two nationally recognized securities rating agencies to act as a substitute rating agency or agencies, as the case may be.

         33. "Money Market Yield" shall mean, with respect to any rate which is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula:

               Money Market Yield        D x 360              x 100
                                         ------------------
                                         360 - (D x M)

where "D" refers to the per annum rate, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the number of days for which such bank discount rate is quoted.

         34. "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

         35. "Order" and "Orders" shall have the respective meanings specified in Subsection (A)(1)(b) of Section Five hereof.

         36. "Outstanding" shall mean, as of any date, shares of a series theretofore issued by the corporation except (i) any shares of such series theretofore canceled or delivered for cancellation or redeemed, repurchased or otherwise acquired by the corporation, or as to which a notice of redemption shall have been given by the corporation, (ii) any shares of such series as to which the corporation or any Affiliate thereof shall be an owner (except that any shares acquired by an Affiliate which is a broker-dealer and which acquired such shares in the normal course of its business shall be deemed to be Outstanding), or (iii) any shares of such series represented by any certificate in lieu of which a new certificate has been executed and delivered by the corporation.

         37. "Paying Agent" shall mean a bank or trust company duly appointed as such.

         38. "Payment Failure" shall mean that the corporation shall fail to pay: (i) all dividends in respect of any share of Variable Cumulative Preferred Stock which have accumulated during any Dividend Period applicable to such share by no later than the third Business Day following the last day of such Dividend Period or (ii) the redemption price in respect of shares of Variable Cumulative Preferred Stock called for redemption on the date when due if, in each such case, such failure shall continue unremedied.

         39. "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

         40. "Potential Holder" shall mean any Person, including any Existing Holder, (i) who shall have executed a Master Purchaser's Letter and (ii) who may be interested in acquiring shares of Subject Auction Stock (or, in the case of an Existing Holder, additional shares of Subject Auction Stock of such series).

         41. "Remarketed Stock" shall mean the shares of Variable Cumulative Preferred Stock for which the Dividend Rate and Dividend Period are determined pursuant to the Remarketing Method.

         42. "Remarketing Agent" shall mean, at any time for any share of Remarketed Stock, the entity or entities appointed by the corporation to act on its behalf in establishing Dividend Rates and Dividend Periods for such share and to act on behalf of Holders in remarketing such share as provided in the Remarketing Procedures.

         43. "Remarketing Depository" shall mean any depository selected by the corporation which agrees to follow the procedures required to be followed by such depository in connection with the shares of Remarketed Stock.

         44. "Remarketing Method" shall mean the method of determining Dividend Periods and Dividend Rates for the shares of Variable Cumulative Preferred Stock described in Subsection E of Section Four hereof.

         45. "Remarketing Procedures" shall mean the procedures for determining Dividend Rates and Dividend Periods for Remarketed Stock set forth in Section Six hereof.

         46. "Sell Order" and "Sell Orders" shall have the respective meanings specified in Subsection (A)(1)(b) of Section Five hereof.

         47. "Standard & Poor's" shall mean Standard & Poor's Corporation and its successors.

         48. "Subject Auction Stock" shall mean, with respect to any Auction Date, the shares of Auction Stock subject to Auction on such date.

         49. "Submission Deadline" shall mean 1:00 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Trust Company as specified by the Trust Company from time to time.

         50. "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in Subsection (C)(1) of Section Five hereof.

         51. "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in Subsection (C)(1) of Section Five hereof.

         52. "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in Subsection (C)(1) of Section Five hereof.

         53. "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in Subsection (C)(1) of Section Five hereof.

         54. "Subsequent Dividend Period" and "Subsequent Dividend Periods" shall mean, for each share of Variable Cumulative Preferred Stock, each Dividend Period applicable thereto other than the Initial Dividend Period applicable thereto.

         55. "Sufficient Clearing Bids" shall have the meaning specified in Subsection (C)(1)(b) of Section Five hereof.

         56. "Trust Company" shall mean a bank or trust company duly appointed as such.

         57. "U.S. Treasury Bond Rate" shall mean, on any date, (i) the yield as calculated by reference to the bid price quotation of the actively traded, current coupon Treasury Bond with a remaining maturity most nearly comparable to 30 years from such date, as such bid price quotation is published on the Business Day immediately preceding such date by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such Business Day, or
(ii) if such yield as so calculated is not available, the Alternate Treasury Bond Rate on such date. "Alternate Treasury Bond Rate" on any date means the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded, current coupon Treasury Bond with a remaining maturity most nearly comparable to 30 years from such date, as determined by bid price quotations as of any time on the Business Day immediately preceding such date, obtained by the Trust Company or the Remarketing Agent, as the case may be, from at least three recognized primary U.S. Government securities dealers selected by the corporation.

         58. "U.S. Treasury Note Rate" shall mean, on any date, (i) the yield as calculated by reference to the bid price quotation of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as such bid price quotation is published on the Business Day immediately preceding such date by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Note Rate on such date. "Alternate Treasury Note Rate" on any date means the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as determined by bid price quotations as of any time on the Business Day immediately preceding such date, obtained by the Trust Company or the Tender Agent, as the case may be, from at least three recognized primary U.S. Government securities dealers selected by the corporation.

         59.   "Winning Bid Rate" shall have the meaning specified in Subsection
(C)(1)(c) of Section Five hereof.

         SECTION TWO.        Parity.
                             ------

         All shares of all series of Variable Cumulative Preferred Stock, and all shares of all series of Preferred Stock, shall rank equally with respect to payments of dividends and distributions upon liquidation.

         SECTION THREE.      Authorized Shares in Series.
                             ---------------------------

         Each series of Variable Cumulative Preferred Stock shall consist of such number of shares as shall be set forth in this Certificate of Incorporation or as shall be fixed in the resolution of the Board of Directors (or any committee to which it may duly delegate the authority granted in this subparagraph (c)) authorizing the series. At any given time all shares of a series of Variable Cumulative Preferred Stock shall be either all Auction Stock or all Remarketed Stock.

         SECTION FOUR.       Dividends and Dividend Periods.
                             ------------------------------

         A. The Holders shall be entitled to receive, when, as and if declared by the Board of Directors of the corporation (or any committee to which it may duly delegate the authority granted in this subparagraph (c)), out of funds legally available therefor, cumulative cash preferential dividends at the rates, on the dates, for the periods and otherwise in the manner provided in this Section. Such preferential dividends shall be declared and paid or set apart for payment in full for all previous Dividend Periods before the declaration, payment or setting apart of any funds or assets for payment of any dividends on, or the making of, or the setting apart of, any funds or assets for any distribution with respect to, any class of Junior Stock, and before any purchase, redemption, or other acquisition of any class of Junior Stock, or the setting apart of any funds or assets for such purchase, redemption or acquisition. Each share of Variable Cumulative Preferred Stock shall rank on a parity with each share of Preferred Stock and with each other share of Variable Cumulative Preferred Stock, irrespective of series, with respect to the preferential dividends at the respective rates fixed for such share, and no preferential dividend shall be declared or paid or set apart for payment on any shares of Variable Cumulative Preferred Stock for any current Dividend Period if dividends on any other shares of Variable Cumulative Preferred Stock or Preferred Stock are accumulated and unpaid for any prior Dividend Period or, in case of payment of dividend arrearages on Variable Cumulative Preferred Stock or Preferred Stock, unless at the same time the corporation shall also declare or pay or set apart for payment, as the case may be, such amounts with respect to all such dividend arrearages on all Variable Cumulative Preferred Stock and Preferred Stock so that all such shares shall share ratably in such payment in accordance with the sums which would be payable on all such shares if all dividends (including all accumulations, if any) were declared and paid in full. For purposes hereof, dividend accumulations and arrearages do not include any dividends which have not yet become payable or as to which there has not occurred a Dividend Payment Date, as the case may be.

         B. Dividends on shares of Variable Cumulative Preferred Stock shall accumulate from the following dates: (i) with respect to any particular share of any series of Variable Cumulative Preferred Stock into which a share of Corresponding Preferred Stock (as defined below) will be converted in the Merger (as defined below), the first day of the dividend period (in effect) with respect to the Corresponding Preferred Stock during which the Merger occurs, so that all accrued but unpaid dividends (through the time of the Merger) in respect of each share of Corresponding Preferred Stock that are outstanding immediately prior to the effective time of the Merger shall be carried over and shall be deemed to be accrued but unpaid dividends (as of the time of the Merger) on the respective shares of Variable Cumulative Preferred Stock into which the Corresponding Preferred Stock is converted pursuant to the Merger and (ii) with respect to any share of any series of Variable Cumulative Preferred Stock issued after the Merger, the Date of Original Issue. Dividends shall be payable on each Dividend Payment Date with respect to each share of each series of Variable Cumulative Preferred Stock. The duration of the initial Dividend Period for each series of Variable Cumulative Preferred Stock (for each series, the "Initial Dividend Period") and the Dividend Rate for such series for such Initial Dividend Period shall be fixed in the resolution of the

Board of Directors (or any committee to which it may duly delegate its authority) authorizing such series, provided, that the duration of any Initial Dividend Period shall not exceed thirty (30) years. Thereafter, the determination of the duration of each Subsequent Dividend Period with respect to shares of Variable Cumulative Preferred Stock and the Dividend Rate for each such Subsequent Dividend Period shall be determined by either the Auction Method or the Remarketing Method. Subject to the limitations set forth below, either Dividend Determination Method may be selected by the corporation for any Subsequent Dividend Period with respect to all the shares of Variable Cumulative Preferred Stock of a series. The corporation shall make such selection by giving notice to Holders, sent by first class mail, postage prepaid, to the address of each such Holder appearing on the record of stockholders of the corporation not less than seven (7) days prior to the first day of such Subsequent Dividend Period. Any Dividend Determination Method so selected by the corporation for a series shall continue in effect for such series until the corporation selects the other Method in the aforesaid manner. No defect in the notice or in the mailing thereof shall affect the validity of any change in the Dividend Determination Method. Notwithstanding the foregoing, the corporation shall not be entitled to elect that a Dividend Determination Method other than the Dividend Determination Method then applicable to a series shall apply to such series if, (i) at the time of an election that the Remarketing Method apply to a series, the corporation has not appointed a Remarketing Agent, and a Remarketing Depository, (ii) at the time of an election that the Auction Method apply to a series, the corporation has not appointed a Trust Company and at least one Broker-Dealer for such series or such election would result in more than one Dividend Period for the Auction Stock of such series or (iii) a Payment Failure has occurred and is continuing. For purposes of the foregoing sentence, the Auction Method shall be deemed to be the Dividend Determination Method applicable to a series during the Initial Dividend Period therefor unless otherwise indicated by the corporation. Once the corporation shall have selected a Dividend Determination Method for a series for a Subsequent Dividend Period in the aforesaid manner, such selection shall become effective on the last day of the Dividend Period(s) then applicable to shares of such series notwithstanding any Payment Failure which may occur after the delivery of the selection notice by the corporation, the failure to remarket tendered shares of Remarketed Stock of such series, in the case of the selection of the Remarketing Method, or the lack of Sufficient Clearing Bids in the Auction for such series, in the case of the selection of the Auction Method. For purposes of this Subsection B of Section Four of Article Fourth, the following terms shall have the following meanings:

            (i) "Corresponding Preferred Stock"shall mean, with respect to any share of Variable Cumulative Preferred Stock, the share of the series of variable cumulative preferred stock of GECC-NY outstanding immediately prior to the effective time of the Merger that is converted into a share of Variable Cumulative Preferred Stock pursuant to the terms of the Merger Agreement.

            (ii) "GECC-NY" shall mean General Electric Capital Corporation, a New York banking corporation and the corporation's predecessor-in-interest.

            (iii) "Merger" shall mean the merger of GECC-NY into the corporation to be effected pursuant to the terms of the Merger Agreement.

            (iv) "Merger Agreement" shall mean the Agreement and Plan of Merger between the corporation and GECC-NY, dated June 25, 2001, as the same may be amended, modified or supplemented.

         C. Each Dividend Period for shares of Variable Cumulative Preferred Stock shall be measured in either days (but not more than three hundred sixty-four (364)) or in full years (but not less than two (2) or more than thirty (30)), provided, that the minimum Dividend Period for (i) Auction Stock shall be seven (7) days and (ii) Remarketed Stock shall be one (1) Business Day. Each Dividend Period shall end on a Dividend Payment Date.

         D. Except as otherwise provided in the resolution authorizing Variable Cumulative Preferred Stock of a series, each Subsequent Dividend Period with respect to Auction Stock of such series shall be 49 days in duration, provided, that the corporation may establish the duration of any Subsequent Dividend Period subject to the limitations set forth in Subsection C of this Section Four by a notice sent by the corporation to all Holders of shares of Auction Stock of such series, by first- class mail, postage prepaid, to the address of each such Holder appearing on the record of stockholders of the corporation, not less than seven (7) days nor more than sixty (60) days prior to any Auction Date for such Subsequent Dividend Period, which notice shall specify the determination by the corporation of (i) the length of the next succeeding Dividend Period, (ii) in the case of any Dividend Period in excess of ninety-nine (99) days in duration, any Dividend Payment Date or Dates other than the last day of such Dividend Period and (iii) in the case of any Dividend Period equal to or in excess of two (2) years in duration, any dates on which shares of Auction Stock may be redeemed and the corresponding redemption prices. In the absence of any such notice with respect to a Subsequent Dividend Period, such period shall have a duration of forty-nine
(49) days. In addition, in the event the corporation has elected a duration of more than forty-nine (49) days for a Subsequent Dividend Period, it may withdraw such election by a notice sent by the corporation to all Holders of shares of Auction Stock of such series by hand delivery or telecopier to the address of each such Holder appearing on the record of stockholders of the corporation by no later than 3:00 P.M., New York City time, on the Business Day immediately preceding the relevant Auction Date, and in such event such Subsequent Dividend Period will have a duration of forty-nine (49) days. No defect in the notice or in the mailing thereof shall affect the validity of the change in the Dividend Period for shares of Auction Stock.

              Notwithstanding the foregoing, in the event that Sufficient Clearing Bids have not been made so that the Dividend Rate for the next Dividend Period for a series of Auction Stock is equal to the Maximum Rate, then the duration of the Subsequent Dividend Period in respect of such series of Auction Stock shall be the lesser of (i) the length of such Dividend Period as specified by the corporation in a notice given pursuant to the preceding paragraph, or (ii) 49 days, and the

Maximum Rate shall be determined based upon the duration of the Dividend Period determined pursuant to the foregoing clause (i) or (ii).


              Except as provided in Subsection G of this Section Four, the Dividend Rate on the shares of Auction Stock of a series for each Subsequent Dividend Period shall be the rate per annum that results from an Auction for such series.

         E. Except as otherwise provided in Subsections F and G of this Section Four, each Subsequent Dividend Period for each share of Remarketed Stock and the Dividend Rate for each such Subsequent Dividend Period shall be established by the Remarketing Agent for such shares pursuant to the Remarketing Procedures, such determination to be conclusive and binding on the corporation and the Holder. If for any reason a share of Remarketed Stock is not remarketed on the day of its tender, such share shall have successive Dividend Periods of one (1) Business Day with a Dividend Rate equal to the Maximum Rate until such share is remarketed.

         F. Notwithstanding the provisions of Subsections D and E of this Section Four, the Dividend Rate which results from the application of the Auction Procedures or the Remarketing Procedures for any Subsequent Dividend Period for any share of Variable Cumulative Preferred Stock shall not be greater than the Maximum Rate for such share on the first day of the applicable Dividend Period.

         G. Notwithstanding the foregoing provisions of this Section Four, the application of the Auction Procedures and the Remarketing Procedures shall be suspended during the continuance of a Payment Failure and during such continuance dividends will accumulate on the shares of Variable Cumulative Preferred Stock for Dividend Periods commencing on and after the date such Payment Failure first occurred at two hundred per cent (200%) of the Applicable Determining Rate for Dividend Periods of one (1) Business Day, in the case of shares of Remarketed Stock, and forty-nine (49) days, in the case of shares of Auction Stock. In no event shall the Dividend Rate on any share of Variable Cumulative Preferred Stock be adjusted prior to the end of a Dividend Period for such share. If no Payment Failure continues to exist at the end of a Dividend Period, the application of the Auction Procedures and the Remarketing Procedures shall be resumed.

         H. The corporation shall pay to the Paying Agent not later than (i) in the case of Dividend Periods of one (1) Business Day, 4:00 P.M., New York City time, and (ii) in the case of all other Dividend Periods, 12:00 noon, New York City time, in each case, on each Dividend Payment Date for shares of Variable Cumulative Preferred Stock, an aggregate amount of funds available on such Dividend Payment Date in The City of New York, New York, equal to the dividends to be paid to all Holders of shares of such Variable Cumulative Preferred Stock on such Dividend Payment Date. All such moneys shall be held in trust for the payment of such dividends by the Paying Agent for the benefit of the Holders.

         I. Each dividend shall be paid to the Holders whose names appear on the record of stockholders of the corporation on the Business Day next preceding the Dividend Payment Date, provided, that if the Dividend Rate with respect to the shares of Variable Cumulative Preferred Stock in respect of which a dividend is being paid is two hundred percent (200%) of the Applicable Determining Rate as a result of the occurrence of a Payment Failure, such dividend shall be paid to the Holders as their names appear on the record of stockholders of the corporation on such date, not exceeding fifteen (15) days preceding the payment date thereof, as may be fixed by the Board of Directors or a duly authorized committee thereof (which date shall not precede the date upon which the Board of Directors or the committee, as the case may be, fixes such date). Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date.

         J. The amount of dividends per share accumulated on each share of Variable Cumulative Preferred Stock during any Dividend Period less than one
(1) year shall be computed by multiplying the Dividend Rate for such Dividend Period by a fraction, the numerator of which shall be the number of days in such Dividend Period (calculated by counting the first day thereof but excluding the last day thereof) and the denominator of which shall be three hundred sixty (360), and multiplying One Hundred Thousand Dollars ($100,000) by the rate obtained. During any Dividend Period of two (2) years or longer, the amount of dividends per share accumulated on each share of Variable Cumulative Preferred Stock shall be computed by multiplying the Dividend Rate for each year in such Dividend Period by a fraction the numerator of which is the actual number of days in such year (provided that if such year is the last year of such Dividend Period the last day of such year shall be excluded) and the denominator of which shall be three hundred sixty (360) and multiplying one hundred thousand dollars ($100,000) by the rate obtained.

         K. At any time after all preferential dividends on the Variable Cumulative Preferred Stock of all series for all previous Dividend Periods shall have been declared and paid or set apart for payment, the Board of Directors may, after or concurrently with, but not before the declaration of full preferential dividends on the Variable Cumulative Preferred Stock of all series for the current Dividend Period, declare dividends (payable in cash, property or stock) on outstanding shares of Junior Stock (subject to the observance of any applicable priorities as between classes of Junior Stock), out of any funds or assets legally available for that purpose. The declaration, payment, and setting apart of dividends upon any Junior Stock shall also be subject to any terms and provisions of each series of the Variable Cumulative Preferred Stock fixed for such series.


  SECTION FIVE.    Auction Procedures.
                   -----------------

  A.  Orders by Existing Holders and Potential Holders.
      ------------------------------------------------

             (1) On or prior to the Submission Deadline for each Auction Date for a series:

      (a)  each Existing Holder may submit to a Broker-Dealer information as to:


              (i) the number of Outstanding shares of Subject Auction Stock, if any, held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the rate determined by the Auction Procedures for the next succeeding Dividend Period;

              (ii) the number of Outstanding shares of Subject Auction Stock, if any, that such Existing Holder desires to continue to hold if the rate determined by the Auction Procedures for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or

              (iii) the number of Outstanding shares of Subject Auction Stock, if any, held by such Existing Holder which such Existing Holder offers to sell without regard to the rate determined by the Auction Procedures for the next succeeding Dividend Period; and

        (b) one or more Broker-Dealers shall in good faith, for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Holders, including Persons that are not Existing Holders, by telephone or otherwise to determine the number of shares of Subject Auction Stock, if any, which each such Potential Holder offers to purchase, provided that the rate determined by the Auction Procedures for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

         For the purposes hereof, the communication to a Broker-Dealer of information referred to in Subparagraph (a)(i), (a)(ii), or (a)(iii) or (b) of this paragraph 1 is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereafter referred to as a "Bidder" and collectively as "Bidders"; an order containing the information referred to in Subparagraph (a)(i) of this paragraph 1 is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in Subparagraph
(a)(ii) or (b) of this paragraph 1 is hereinafter referred to as a "Bid" and collectively as "Bids"; and an order containing the information referred to in Subparagraph (a)(iii) of this paragraph 1 is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

         (c) a Bid by an Existing Holder shall constitute an irrevocable offer to sell:

              (i) the number of Outstanding shares of Subject Auction Stock specified in such Bid if the rate determined by the Auction Procedures on such Auction Date shall be less than the rate specified therein; or

              (ii) such number or a lesser number of Outstanding shares of Subject Auction Stock to be determined as set forth in Subsection (D)(1)(d) of this Section Five if the rate determined by the Auction Procedures on such Auction Date shall be equal to the rate specified therein; or


              (iii) such number or a lesser number of Outstanding shares of Subject Auction Stock to be determined as set forth in Subsection (D)(2)(c) of this Section Five if the rate specified therein shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist; and

         (d) a Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

              (i) the number of Outstanding shares of Subject Auction Stock specified in such Sell Order, or

              (ii) such number or a lesser number of Outstanding shares of Subject Auction Stock as set forth in Subsection (D)(2)(c) of this Section Five if Sufficient Clearing Bids do not exist; and

         (e) a Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

              (i) the number of Outstanding shares of Subject Auction Stock specified in such Bid if the rate determined by the Auction Procedures on such Auction Date shall be higher than the rate specified therein; or

              (ii) such number or a lesser number of Outstanding shares of Subject Auction Stock as set forth in Subsection (D)(1)(e) of this Section Five if the rate determined by the Auction Procedures on such Auction Date shall be equal to the rate specified therein.

         B.   Submission of Orders by Broker-Dealers to Trust Company.
              -------------------------------------------------------

              (1) Each Broker-Dealer shall submit in writing to the Trust Company prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and specify with respect to each Order:

                    (a)   the name of the Bidder placing such Order;

                    (b) the aggregate number of shares of Subject Auction Stock that are the subject of such Order;

                    (c)   to the extent that such Bidder is an Existing Holder:

              (i) the number of shares of Subject Auction Stock, if any, subject to any Hold Order placed by such Existing Holder;

              (ii) the number of shares of Subject Auction Stock, if any, subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

              (iii) the number of shares of Subject Auction Stock, if any, subject to any Sell Order placed by such Existing Holder; and

        (d) to the extent such Bidder is a Potential Holder, the rate specified in such Potential Holder's Bid.

         (2) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Trust Company shall round such rate up to the next highest one thousandth (.001) of 1%.

         (3) If an Order or Orders covering all of the Outstanding shares of Subject Auction Stock held by any Existing Holder is or are not submitted for any reason to the Trust Company prior to the Submission Deadline, the Trust Company shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of Subject Auction Stock held by such Existing Holder and not subject to Orders submitted to the Trust Company, except that (i) a Sell Order will be deemed to have been submitted on behalf of an Existing Holder if an Order is not submitted on behalf of such Existing Holder in the case of an Auction for a Dividend Period which differs in duration by more than seven (7) days from the preceding Dividend Period or an Auction for a Dividend Period of two (2) years or more and (ii) a Sell Order will be deemed to have been submitted on behalf of a holder of Converted Remarketed Stock if an Order is not submitted on behalf of such Holder or if such Holder has not delivered a Master Purchaser's Letter to the Trust Company by no later than 3:00 P.M., New York City time, on the Business Day immediately preceding the relevant Auction Date.

         (4) If one or more Orders covering in the aggregate more than the number of Outstanding shares of Subject Auction Stock held by any Existing Holder are submitted to the Trust Company, such Orders shall be considered valid as follows and in the following order of priority:

              (a) all Hold Orders shall be considered valid, but only up to and including in the aggregate the number of shares of Subject Auction Stock held by such Existing Holder, and, if the number of shares of Subject Auction Stock subject to such Hold Orders exceeds the number of shares of Subject Auction Stock held by such Existing Holder, the number of shares of Subject Auction Stock subject to each such Hold Order shall be reduced pro rata to cover the number of shares of Subject Auction Stock held by such Existing Holder;

              (b)   (i)   any Bid shall be considered valid up to and including
the excess of the number of Outstanding shares of Subject Auction Stock held by such Existing Holder over the number of shares of Subject Auction Stock subject to any Hold order referred to in subparagraph (a) above,

                    (ii) subject to clause (i), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of shares of Subject Auction Stock subject to such Bids is greater than such excess, such Bids shall be considered valid up to the amount of such excess, and the number of shares of Subject Auction Stock subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares equal to such excess,

                    (iii) subject to clause (i), if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates up to the amount of such excess, and

                    (iv) in any such event the number, if any, of such shares of Subject Auction Stock subject to Bids not valid under this Subparagraph (b) shall be treated as the subject of a Bid by a Potential Holder; and

             (c) all Sell Orders shall be considered valid but only up to and including in the aggregate the excess of the number of Outstanding shares of Subject Auction Stock held by such Existing Holder over the sum of the shares of Subject Auction Stock subject to Hold Orders referred to in Subparagraph (a) and valid Bids by Existing Holders referred to in Subparagraph (b) above.

       (5) If more than one bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate therein specified.

       (6) Separate Auctions for more than one series of Variable Cumulative Preferred Stock may be held on any Auction Date. If on any Auction Date two or more series of Variable Cumulative Preferred Stock with Dividend Periods of the same length will be auctioned, then a single Auction shall be held with respect to all of such series, and all references to Subject Auction Stock in this Section Five with respect to such Auction shall be deemed to be references to the Subject Auction Stock of all of such series, collectively.

  C.   Determination of Sufficient Clearing Bids, Winning Bid Rate and Dividend
       ------------------------------------------------------------------------
Rate.
-----
       (1) Not earlier than the Submission Deadline on each Auction Date, the Trust Company shall assemble all Orders submitted or deemed submitted to it by Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders,"
"Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

             (a) the excess of the total number of Outstanding shares of Subject Auction Stock over the number of Outstanding shares of Subject Auction Stock that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Auction Stock");

             (b) from the Submitted Orders whether the number of Outstanding shares of Subject Auction Stock that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Rate exceeds or is equal to the sum of:

                   (i) the number of Outstanding shares of Subject Auction Stock that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Rate, and

                   (ii) the number of Outstanding shares of Subject Auction Stock that are subject to Submitted Sell Orders (in the event of such excess or such equality other than because the number of shares in Subparagraphs
(b)(i) and (b)(ii) above is zero because all of the Outstanding shares of Subject Auction Stock are the subject of Submitted Hold Orders, such Submitted Bids in this Subparagraph (b) being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

          (c) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid Rate") which if:

                   (i) (A) each Submitted Bid from Existing Holders specifying such lowest rate and (B) all other Submitted Bids from Existing Holders specifying lower rates were accepted, thus entitling such Existing Holders to continue to hold the shares of Subject Auction Stock that are the subject of such Submitted Bids, and

                   (ii) (A) each Submitted Bid from Potential Holders specifying such lowest rate and (B) all other Submitted Bids from Potential Holders specifying lower rates were accepted, thus entitling the Potential Holders to purchase the shares of Subject Auction Stock that are the subject of those Submitted Bids, would result in such Existing Holders described in clause (i) continuing to hold an aggregate number of Outstanding shares of Subject Auction Stock which, when added to the number of Outstanding shares of Subject Auction Stock to be purchased by such Potential Holders described in this clause (ii) would equal not less than the Available Auction Stock.

          (2) Promptly after the Trust Company has made the determinations pursuant to paragraph (1) of this Section (C), the Trust Company shall advise the corporation of the Applicable

Determining Rate and the Maximum Rate and, based on such determinations, the Dividend Rate for the next succeeding Dividend Period as follows:

              (a) if Sufficient Clearing Bids exist, the Dividend Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate so determined;

              (b) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of Subject Auction Stock are the subject of Submitted Hold Orders), the Dividend Rate for the next succeeding Dividend Period shall be equal to the Maximum Rate; or

              (c) if all of the Outstanding shares of Subject Auction Stock are the subject of Submitted Hold Orders, the Dividend Rate for the next succeeding Dividend Period shall be equal to 58% of the Applicable Determining Rate.

     D.   Acceptance and Rejection of Submitted Bids and Submitted Sell Orders
          --------------------------------------------------------------------
and Allocation of Shares. Based on the determinations made pursuant to
-------------------------
Subsection (C)(1), the Submitted Bids and the Submitted Sell Orders shall be accepted or rejected and the Trust Company shall take such other actions as set forth below:

          (1) If Sufficient Clearing Bids have been made, subject to the provisions of paragraphs (3) and (4) of this Subsection D, Submitted Bids and Submitted Sell Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                (a) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bids of each of the Existing Holders specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to sell the shares that are the subject of such Submitted Bids;

                (b) the Submitted Bids of each of the Existing Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the shares that are the subject of such Submitted Bids;

                (c) the Submitted Bids of each of the Potential Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted;

                (d) the Submitted Bids of each of the Existing Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the shares that are the subject of such Submitted Bids, unless the number of Outstanding shares of Subject Auction Stock subject to all such Submitted Bids shall be greater than the number of shares ("Remaining Shares") equal to the excess of the Available Auction Stock over the number of shares of Subject Auction Stock subject to Submitted Bids described in Subparagraphs

(b) and (c) of this paragraph (1), in which event the Submitted Bids of each such Existing Holder shall be rejected, and each such Existing Holder shall be required to sell shares of Subject Auction Stock, but only in an amount equal to the difference between (x) the number of Outstanding shares of Subject Auction Stock then held by such Existing Holder subject to such Submitted Bids and (y) the number of shares obtained by multiplying the number of Remaining Shares by a fraction, the numerator of which shall be the number of Outstanding shares of Subject Auction Stock held by suchExisting Holder subject to such Submitted Bids, and the denominator of which shall be the sum of the number of Outstanding shares of Subject Auction Stock subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

              (e) the Submitted Bids of each of the Potential Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of shares obtained by multiplying the difference between the Available Auction Stock and the number of shares of Subject Auction Stock subject to Submitted Bids described in Subparagraphs
(b), (c) and (d) of this paragraph (1) by a fraction, the numerator of which shall be the number of Outstanding shares of Subject Auction Stock subject to such Submitted Bids, and the denominator of which shall be the sum of the number of Outstanding shares of Subject Auction Stock subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

     (2) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of Subject Auction Stock are subject to Submitted Hold Orders), subject to the provisions of paragraphs (3) and (4) of this Subsection D, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

              (a) the Submitted Bids of each Existing Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted, thus entitling such Existing Holder to continue to hold the shares of Subject Auction Stock that are the subject of such Submitted Bids;

              (b) the Submitted Bids of each Potential Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted; and

              (c) the Submitted Bids of each Existing Holder specifying any rate that is higher than the Maximum Rate shall be rejected and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (A) the number of Outstanding shares of Subject Auction Stock then held by such Existing Holder subject to such Submitted Bids or Submitted Sell Orders and (B) the number of shares obtained by multiplying the difference between the Available Auction Stock and the aggregate number of shares of Subject Auction Stock subject to Submitted Bids described in Subparagraphs (a) and (b) of this paragraph (2) by a fraction, the numerator of which shall be the number of Outstanding shares of Subject Auction Stock held by such Existing Holder subject to such Submitted Bids or Submitted

Sell Orders, and the denominator of which shall be the number of Outstanding shares of Subject Auction Stock subject to all such Submitted Bids and Submitted Sell Orders.

              (3) If as a result of the procedures described in paragraph (1) or (2) of this Subsection D, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of Subject Auction Stock on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion it shall determine, round up or down the number of shares to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of shares purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares.

              (4) If, as a result of the procedures described in paragraph (1) of this Subsection D, any Potential Holder would be entitled or required to purchase less than a whole share of Subject Auction Stock on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion it shall determine, allocate shares for purchase among Potential Holders so that only whole shares are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing shares on such Auction Date.

         SECTION SIX.       Remarketing Procedures.
                            ----------------------

     A. Determination of Dividend Periods and Rates for Remarketed Stock. Subject to Subsections F and G of Section Four hereof, the Remarketing Agent for each share of Remarketed Stock shall establish (i) that Dividend Period for such share of Remarketed Stock which it shall determine will result in the lowest overall cost of capital to the corporation in respect of all of the shares of Remarketed Stock for which it shall be acting as Remarketing Agent (taking into account the cost of administering such shares) and (ii) that Dividend Rate (which shall not exceed the Maximum Rate) for each Dividend Period for such share of Remarketed Stock which it shall determine would be the rate, but no higher than the rate, which would permit such share to be remarketed at One Hundred Thousand Dollars ($100,000). In establishing each Dividend Period and Dividend Rate, each Remarketing Agent shall take into account the following factors ("Remarketing Conditions"): (i) short-term and long-term market rates and indices of such short-term and long-term rates,
(ii) market supply and demand for short-term and long-term securities, (iii) yield curves for short-term and long-term securities comparable to the shares,
(iv) industry and financial conditions which may affect the shares, (v) the number of shares to be remarketed, (vi) the number of potential purchasers, and (vii) the Dividend Periods and Dividend Rates at which current and potential Holders would remain or become Holders.

     B. Remarketing; Tender for Remarketing. The following procedures shall be applicable to each Remarketed Share:

        (1) The Remarketing Agent. The corporation shall take all reasonable action necessary so that, at all times, one or more investment banks, brokers, dealers or other organizations qualified to remarket shares of Remarketed Stock and to establish Dividend Periods and Dividend Rates as herein provided shall act as Remarketing Agent for each share of Remarketed Stock. On the first day of each Dividend Period for each share of Remarketed Stock tendered for remarketing on such day, the relevant Remarketing Agent shall use its best efforts to remarket such share for the Holder thereof, without charge to such Holder, provided, such Remarketing Agent shall not be obligated to remarket such share if there shall be a material misstatement or omission in any disclosure document used in connection with the remarketing of such share or at any time the Remarketing Agent shall have determined that it is not advisable to remarket such share by reason of: (a) a pending or proposed change in applicable tax laws, (b) a material adverse change in the financial condition of the corporation, (c) a banking moratorium, (d) domestic or international hostilities, (e) an amendment of this Certificate of Incorporation which materially and adversely changes the nature of the shares or the Remarketing Procedures or (f) a Payment Failure. Should the Remarketing Agent for any share of Remarketed Stock not succeed in so remarketing all such shares of Remarketed Stock tendered for remarketing on any date, the Remarketing Agent shall select the shares of such Remarketed Stock to be sold from those tendered pro rata. Payments for shares of Remarketed Stock remarketed shall be made by the Remarketing Agent (or such other agent as the corporation may appoint) on the date of remarketing by crediting such payments to the accounts of the Holders thereof maintained by the Remarketing Agent (or such other agent as the corporation may appoint) or, to the extent duly requested by Holders, by wire or other transfer in immediately available funds to their accounts with commercial banks in the United States, but, in either case, only upon surrender to the Remarketing Agent (or such other agent as the corporation may appoint) of the certificates representing such shares of Remarketed Stock, properly endorsed for transfer.

         (2) Notice of Shares to be Retained. Each share of Remarketed Stock shall be deemed to have been tendered to the Remarketing Agent (or such other agent as the corporation may appoint) for sale by remarketing on the last day of each Dividend Period, unless the Holder thereof shall have given irrevocable notice to the contrary to the Remarketing Agent for such share of Remarketed Stock or, if so instructed by such Remarketing Agent, to such other agent as the corporation may appoint. Such notice, which may be telephonic or written, must be delivered to such agent prior to 3:00 P.M., New York City time, on (i) the Business Day immediately preceding the last day of the Dividend Period or on such earlier day specified in a notice, if any, mailed by the Remarketing Agent (or such other agent as the corporation may appoint at the direction of such Remarketing Agent) to such Holder at its address as shown on the record of stockholders of the corporation, which day shall be a Business Day at least four (4) Business Days after the mailing of such notice. The notice from such Holder of an election to retain shares of Remarketed Stock shall state (i) the number of the certificate representing the shares of Remarketed Stock not to be deemed to have been so tendered, unless such certificate is held by the Remarketing Depository, (ii) the number of shares of Remarketed Stock represented by such certificate or, in the case of shares of Remarketed Stock held by the Remarketing Depository, the number of shares so held, and (iii) the number of such shares of Remarketed Stock which shall be deemed not to have been so tendered.

         (3) Shares Deemed to have been Tendered. The failure to give notice with respect to any share of Remarketed Stock as provided in Subsection B(2) shall constitute the irrevocable tender for remarketing of such share. Certificates representing shares so tendered and remarketed shall be issued to the purchasers thereof, irrespective of whether the certificates formerly representing such shares shall have been delivered to the Remarketing Agent (or such other agent as the corporation may appoint). Thereupon, such shares shall cease to accumulate dividends payable to the former Holders thereof, which shall have no further rights with respect to such shares, except the right to receive any previously declared but unpaid dividends thereon and the proceeds of theremarketing thereof upon surrender of the certificates representing such shares to the Remarketing Agent (or such other agent as the corporation may appoint) properly endorsed for transfer.

         (4) Funds for Purchase of Shares. Shares of Remarketed Stock tendered for remarketing as provided in this Section Six shall be purchased solely from the proceeds received from the purchasers of such shares in a remarketing. Neither the corporation, the Tender Agent nor any Remarketing Agent (nor any other agent which the corporation may appoint) shall be obligated to provide funds to make payment to the Holders of shares so tendered.

         SECTION SEVEN.             Miscellaneous.
                                    -------------

     A. The Board of Directors or a duly authorized committee thereof may interpret the provisions hereof to resolve any inconsistency or ambiguity which may arise or be revealed in connection with the Auction Procedures or the Remarketing Procedures provided for herein.

     B. So long as the Dividend Rate is based on the results of an Auction, an Existing Holder (a) may sell, transfer or otherwise dispose of shares of Auction Stock only pursuant to a Bid or Sell Order in accordance with the Auction Procedures or to or through a Broker-Dealer or to a Person that shall have delivered a signed copy of a Master Purchaser's Letter to the Trust Company, provided, that in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Agent Member or its Broker-Dealer advises the Trust Company of such transfer, and (b) shall have the ownership of the shares of Variable Cumulative Preferred Stock of the series held by it maintained in book entry form by the Auction Stock Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership.

     C. Neither the corporation nor any Affiliate thereof may submit an Order in any Auction, except as set forth in the next sentence. Any Broker-Dealer that is an Affiliate of the corporation may submit Orders in Auctions but only if such orders are not for its own account, except that if such affiliated Broker-Dealer holds shares of Variable Cumulative Preferred Stock for its own account, it must submit a Sell Order in the next Auction with respect to such shares.

     D. The Trust Company shall reject any Submitted Order of the corporation or an Affiliate, except for Orders of affiliated Broker-Dealers permitted under Subsection C of this Section Seven.

     E. Unless preferential dividends on the Variable Cumulative Preferred Stock or the Preferred Stock are in arrears, the corporation shall have the right from time to time (if and to the extent at the time permitted under applicable law) to purchase on the open market or at private sale, or otherwise acquire, Outstanding shares of Variable Cumulative Preferred Stock of any series at a price not exceeding the price at which such stock might at the time be redeemed at the option of the corporation, plus an amount equal to accumulated and unpaid preferential dividends to the date of acquisition.

     F. Upon the selection of a Dividend Determination Method for a series of Variable Cumulative Preferred Stock other than the Dividend Determination Method then applicable to such series, the Holders of the shares of such series shall, upon request of the corporation, surrender the certificates for such shares to the Auction Stock Depository, in the case of the selection of the Auction Method, or the Remarketing Depository, in the case of the selection of the Remarketing Method. In the event a Holder fails to so surrender its certificates as aforesaid, such certificates shall be deemed canceled and the corporation shall issue a new certificate to the Auction
Stock Depository or the Remarketing Depository, as the case may be.

     G. The purchase price of each share of Variable Cumulative Preferred Stock which is sold either through the Auction Procedures or the Remarketing Procedures shall be One Hundred Thousand Dollars ($100,000).

         SECTION EIGHT.             Redemption.
                                    ----------

     A. The shares of any Variable Cumulative Preferred Stock of each series shall be subject to redemption as a whole or in part only in whole shares at the option of the corporation on one of the following dates (each such date is hereinafter referred to herein as a "redemption date") (i) on the last day of any Dividend Period at a redemption price of One Hundred Thousand Dollars ($100,000) per share, plus an amount equal to accumulated and unpaid dividends to the date fixed for redemption and (ii) in the case of shares of Variable Cumulative Preferred Stock with a Dividend Period equal to or more than two
(2) years, on any Dividend Payment Date for such shares at redemption prices determined by the corporation prior to the commencement of such Dividend Period plus an amount equal to accumulated and unpaid dividends to the redemption date, on not less than thirty (30) nor more than sixty (60) days' notice by mail, first-class, postage prepaid, such notice to be addressed to the Holder at the address for such Holder as shown on the record of stockholders of the corporation, provided, that such redemption prices in respect of all shares of all series of Variable Cumulative Preferred Stock authorized hereunder shall not exceed Three Billion Eight Hundred Million Dollars ($3,800,000,000) in the aggregate.

     B. Notwithstanding the foregoing, if any dividends on shares of Variable Cumulative Preferred Stock are in arrears, no shares of Variable Cumulative Preferred Stock shall be redeemed unless all Outstanding shares of Variable Cumulative Preferred Stock are simultaneously redeemed, and the corporation shall not purchase or otherwise acquire any shares of Variable Cumulative Preferred Stock, provided, that the foregoing shall not prevent the purchase or acquisition of shares of Variable Cumulative Preferred Stock pursuant to a purchase or exchange offer made on the same terms to Holders of all Outstanding shares of Variable Cumulative Preferred Stock.

     C. Each Holder of shares of Variable Cumulative Preferred Stock called for redemption shall surrender the certificate or certificates, if any, evidencing such shares to the corporation at theplace designated in such notice and shall thereupon be entitled to receive payment of the redemption price plus an amount equal to accumulated and unpaid dividends to the redemption date therefor.

     D. If fewer than all of the Outstanding shares of Variable Cumulative Preferred Stock of any series are to be redeemed as set forth above, the number of shares to be redeemed shall be determined by the Board of Directors of the corporation (or any committee to which it may duly delegate the authority granted in this paragraph), and such shares shall be redeemed pro rata from the Holders of record of such shares in proportion to the number of such shares held by such Holders (with adjustments to avoid redemption of fractional shares). If fewer than all of the shares of Variable Cumulative Preferred Stock represented by any certificate surrendered for redemption are redeemed (in the case where certificates are issued directly to the Holders), the corporation shall, without charge, issue a new certificate representing the unredeemed shares.

     E. If notice of redemption shall have been given, and if on or before the redemption date specified in such notice all funds necessary for such redemption (including any dividend payable on such redemption date) shall have been (i) set aside by the corporation separate and apart from its other funds, in trust for the account of the Holders of the shares to be so redeemed, so as to be and continue to be available therefor, or (ii) deposited by the corporation in trust, for the account of the Holders of the shares to be redeemed, with a bank or trust company in good standing, organized under the laws of the United States of America or the State of New York, doing business in the Borough of Manhattan, the City of New York; then, notwithstanding that any certificate, if any, for shares so called for redemption shall not have been surrendered for cancellation, from and after the date fixed for redemption, the shares represented thereby shall no longer be deemed Outstanding, the right to receive dividends thereon shall cease to accumulate and all rights with respect to the shares so called for redemption shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive out of funds so set aside or so deposited in trust, the amount payable upon redemption thereof, without interest. After the date designated for redemption such shares of Variable Cumulative Preferred Stock shall not be transferable on the books of the corporation. Except as otherwise set forth in Section Seven, nothing herein contained shall limit any legal right of the corporation to purchase or otherwise acquire any share of said series.

     F. Whenever any shares of Variable Cumulative Preferred Stock are acquired by the corporation by purchase or are redeemed or otherwise retired, the same shall be canceled and either such shares shall be eliminated from the authorized shares of Variable Cumulative Preferred Stock, if at the time permitted under applicable law, such shares may be restored to the status of authorized but undesignated and unissued shares of Variable Cumulative Preferred Stock.

     G. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the record holder receives the notice. In any case, failure duly to give such notice to the Holder of any shares of any series of Variable Cumulative Preferred Stock, designated for redemption, in whole or in part, or any defect in such notice shall not affect the validity of the proceedings for the redemption of any other shares of a series.

         SECTION NINE.              Sinking Fund.
                                    ------------

         There shall not be any sinking fund for the redemption of any shares of any series of Variable Cumulative Preferred Stock.

         SECTION TEN.               Liquidation Preference.
                                    ----------------------

         A. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the Holders of shares of Variable Cumulative Preferred Stock of each series shall be entitled to receive out of assets of the corporation available for distribution to stockholders, before any distribution of assets of the corporation is made to holders of Junior Stock, One Hundred Thousand Dollars ($100,000) per share plus an amount equal to accumulated and unpaid dividends to the date of distribution.

         B. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the amounts payable with respect to each series of the Variable Cumulative Preferred Stock, the Preferred Stock and any other shares of stock of the corporation ranking as to any such distribution on a parity with the Variable Cumulative Preferred Stock are not paid in full, the holders of the Variable Cumulative Preferred Stock and of all such other shares shall share ratably in any such distribution of assets of the corporation in proportion to the full respective preferential amounts to which they are entitled assuming all amounts thereon were paid in full.

         C. After payment to the Holders of the Variable Cumulative Preferred Stock of the full preferential amounts to which they are entitled, the Holders of the shares of Variable Cumulative Preferred Stock will not be entitled to any further participation in any distribution of assets by the corporation.
The merger or consolidation of the corporation into or with any other corporation shall not be or be deemed to be a liquidation, dissolution or winding up for purposes of this Section Ten.

         SECTION ELEVEN.                    Voting Rights.
                                            -------------

         Holders of the Variable Cumulative Preferred Stock of any series are not entitled to any voting rights, except as otherwise provided herein or as may be required by law.

         SECTION TWELVE.              Actions Requiring Stockholder Approval.
                                      ---------------------------------------

         A. So long as any of the shares of a series of Variable Cumulative Preferred Stock shall remain Outstanding, the corporation shall not, without the consent of the Holders of at least two- thirds of the total number of shares of such series of Variable Cumulative Preferred Stock then Outstanding, given in person or by proxy either in writing or at a meeting of stockholders called for that purpose, amend or alter any of the preferences, privileges and voting powers or other restrictions or qualifications of the Variable Cumulative Preferred Stock of such series in any manner subsantially prejudicial to the holders thereof.

         B. Any consent of any stockholders required by the provisions of Subsection A of this Section Twelve shall be in addition to any other consent or approval of stockholders which may be required by any provisions of the laws of the State of Delaware, or by any provisions of this Certificate of Incorporation, as to any action referred to in said Subsection A, and no such action shall be taken without compliance with any such provisions of said law or Certificate of Incorporation.

         SECTION THIRTEEN.    Variable Cumulative Preferred Stock, Series A,
Variable Cumulative Preferred Stock, Series B, Variable Cumulative Preferred Stock, Series C and Variable Cumulative Preferred Stock, Series D.

         There are hereby created four series of the Variable Cumulative Preferred Stock, each series to consist of 725 shares, and such series to be designated respectively the "Variable Cumulative Preferred Stock, Series A" (the "Series A Shares"), the "Variable Cumulative Preferred Stock, Series B" (the "Series B Shares"), the "Variable Cumulative Preferred Stock, Series C" (the "Series C Shares") and the "Variable Cumulative Preferred Stock, Series D" (the "Series D Shares").

         SECTION FOURTEEN.    Variable Cumulative Preferred Stock, Series E,
Variable Cumulative Preferred Stock, Series F and Variable Cumulative Preferred Stock, Series G.

         There are hereby created three series of the Variable Cumulative Preferred Stock, each series to consist of 700 shares, and such series to be designated respectively the "Variable Cumulative Preferred Stock, Series E" (the "Series E Shares"), the "Variable Cumulative Preferred Stock, Series F" (the "Series F Shares") and the "Variable Cumulative Preferred Stock, Series G" (the "Series G Shares").

         SECTION FIFTEEN.    Variable Cumulative Preferred Stock, Series H and
Variable Cumulative Preferred Stock, Series I.

         There are hereby created two series of the Variable Cumulative Preferred Stock, each series to consist of 500 shares, and such series to be designated respectively the "Variable Cumulative Preferred Stock, Series H" (the "Series H Shares") and the "Variable Cumulative Preferred Stock, Series I" (the "Series I Shares").

         SECTION SIXTEEN.    Variable Cumulative Preferred Stock, Series J and
Variable Cumulative Preferred Stock, Series K.

         There are hereby created two series of the Variable Cumulative Preferred Stock, each series to consist of 500 shares, and such series to be designated respectively the "Variable Cumulative Preferred Stock, Series J" (the "Series J Shares") and the "Variable Cumulative Preferred Stock, Series K" (the "Series K Shares").


         SECTION SEVENTEEN.   Variable Cumulative Preferred Stock, Series L and
Variable Cumulative Preferred Stock, Series M.

         There are hereby created two series of the Variable Cumulative Preferred Stock, each series to consist of 500 shares, and such series to be designated respectively the "Variable Cumulative Preferred Stock, Series L" (the "Series L Shares") and the "Variable Cumulative Preferred Stock, Series M" (the "Series M Shares").

         SECTION EIGHTEEN.   Variable Cumulative Preferred Stock, Series N.

         There are hereby created a series of the Variable Cumulative Preferred Stock, such series to consist of 750 shares, and such series to be designated the Variable Cumulative Preferred Stock, Series N (the "Series N Shares").

         SECTION NINETEEN.   Variable Cumulative Preferred Stock, Series O;
Variable Cumulative Preferred Stock, Series P; and Variable Cumulative Preferred Stock, Series Q.

         There are hereby created three series of the Variable Cumulative Preferred Stock, consisting of 500 shares to be designated the "Variable Cumulative Preferred Stock, Series O" (the "Series O Shares"), 750 shares to be designated the "Variable Cumulative Preferred Stock, Series P" (the "Series P Shares"), and 500 shares to be designated the "Variable Cumulative Preferred Stock, Series Q" (the "Series Q Shares").

         SECTION TWENTY.   Variable Cumulative Preferred Stock, Series R;
Variable Cumulative Preferred Stock, Series S; Variable Cumulative Preferred Stock, Series T; Variable

Cumulative Preferred Stock, Series U; Variable Cumulative Preferred Stock, Series V; and Variable Cumulative Preferred Stock, Series W.

         A.       Designations.
                  ------------

         There are hereby created six series of the Variable Cumulative Preferred Stock, consisting of 700 shares to be designated the "Variable Cumulative Preferred Stock, Series R" (the "Series R Shares"), 650 shares to be designated the "Variable Cumulative Preferred Stock, Series S" (the "Series S Shares"), 650 shares to be designated the "Variable Cumulative Preferred Stock, Series T" (the "Series T Shares"), 500 shares to be designated the "Variable Cumulative Preferred Stock, Series U" (the "Series U Shares"), 500 shares to be designated the "Variable Cumulative Preferred Stock, Series V" (the "Series V Shares") and 500 shares to be designated the "Variable Cumulative Preferred Stock, Series W" (the "Series W Shares").

         B.       Not Applicable.
                  ---------------

         The last sentence in the definition of "Dividend Payment Date" contained in Article FOURTH is hereby made inapplicable solely with respect to the Series R Shares and the Series W Shares.

         SECTION TWENTY-ONE. Variable Cumulative Preferred Stock, Series X; Variable Cumulative Preferred Stock, Series X-1; and Variable Cumulative Preferred Stock, Series Y; Variable Cumulative Preferred Stock, Series Y-1 and Variable Cumulative Preferred Stock, Series Z.

         A.       Designation.
                  -----------

         There are hereby created five series of the Variable Cumulative Preferred Stock, consisting of 750 shares to be designated the "Variable Cumulative Preferred Stock, Series X" (the "Series X Shares"), 750 shares to be designated the "Variable Cumulative Preferred Stock, Series X-1" (the "Series X-1 Shares"), 750 shares to be designated the "Variable Cumulative Preferred Stock, Series Y" (the "Series Y Shares"), 750 shares to be designated the "Variable Cumulative Preferred Stock, Series Y-1" (the "Series Y-1 Shares") and 1,000 shares to be designated the "Variable Cumulative Preferred Stock, Series Z" (the "Series Z Shares").

         B.       Not Applicable.
                  --------------

         With respect to the Series X Shares, Series X-1 Shares, Series Y Shares, Series Y-1 Shares and Series Z Shares (i) the words "less than one (1) year" in the first sentence of Paragraph J of Section FOUR of subparagraph (c) of Article FOURTH and (ii) the last sentence thereof in each case be deleted and shall not apply.

         SECTION TWENTY-TWO.   Variable Cumulative Preferred Stock, Series AA;
Variable Cumulative Preferred Stock, Series BB; Variable Cumulative Preferred Stock, Series CC; and Variable Cumulative Preferred Stock, Series DD.

         A.       Designation.
                  -----------

         There are hereby created four series of the Variable Cumulative Preferred Stock, consisting of 500 shares to be designated the "Variable Cumulative Preferred Stock, Series AA" (the "Series AA Shares"), 500 shares to be designated the "Variable Cumulative Preferred Stock, Series BB" (the "Series BB Shares"), 500 shares to be designated the "Variable Cumulative Preferred Stock, Series CC" (the "Series CC Shares"), and 500 shares to be designated the "Variable Cumulative Preferred Stock, Series DD" (the "Series DD Shares").

         B.  Not Applicable.
             --------------

         With respect to the Series AA Shares, Series BB Shares, Series CC Shares and Series DD Shares the words "less than one (1) year" in the first sentence of Paragraph J of Section FOUR of subparagraph (c) of Article FOURTH shall be deleted and not apply.

         SECTION TWENTY-THREE.   Variable Cumulative Preferred Stock, Series EE;
Variable Cumulative Preferred Stock, Series FF; Variable Cumulative Preferred Stock, Series GG; and Variable Cumulative Preferred Stock, Series HH.

         A.       Designation.
                  -----------

         There are hereby created four series of Variable Cumulative Preferred Stock, consisting of 500 shares to be designated the "Variable Cumulative Preferred Stock, Series EE" (the "Series EE Shares"), 500 shares to be designated "Variable Cumulative Preferred Stock, Series FF" (the "Series FF Shares"), 650 shares to be designated the "Variable Cumulative Preferred Stock, Series GG" (the "Series GG Shares"), and 650 shares to be designated the "Variable Cumulative Preferred Stock, Series HH" (the "Series HH Shares").

         B.       Not Applicable.
                  --------------

         With respect to the Series EE Shares, Series FF Shares, Series GG Shares and Series HH Shares the words "less than one (1) year" in the first sentence of Paragraph J of Section FOUR of subparagraph (c) of Article FOURTH shall be deleted and not apply.

         SECTION TWENTY-FOUR.   Variable Cumulative Preferred Stock, Series II.

         A.       Designation.
                  -----------

         There is hereby created one series of the Variable Cumulative Preferred Stock, consisting of 700 shares to be designated the "Variable Cumulative Preferred Stock, Series II" (the "Series II Shares").

         B.       Not Applicable.
                  --------------

         With respect to the Series II Shares the words "less than one (1) year" in the first sentence of Paragraph J of Section FOUR of subparagraph (c) of Article FOURTH shall be deleted and not apply.

         SECTION TWENTY-FIVE.   Variable Cumulative Preferred Stock, Series JJ;
Variable Cumulative Preferred Stock, Series KK; and Variable Cumulative Preferred Stock, Series LL.

         A.       Designation.
                  -----------

         There are hereby created three series of the Variable Cumulative Preferred Stock, consisting of 1,000 shares to be designated the "Variable Cumulative Preferred Stock, Series JJ" (the "Series JJ Shares"), 1,000 shares to be designated the "Variable Cumulative Preferred Stock, Series KK" (the "Series KK Shares"), and 1,000 shares to be designated the "Variable Cumulative Preferred Stock, Series LL" (the "Series LL Shares").

         B.       Not Applicable.
                  --------------

         With respect to the Series JJ Shares, Series KK Shares and Series LL Shares the words "less than one (1) year" in the first sentence of Paragraph J of Section FOUR of subparagraph (c) of Article FOURTH shall be deleted and not apply.

         SECTION TWENTY-SIX: Redemption Provisions of the Series H Shares, Series I Shares, Series J Shares, Series K Shares, Series L Shares, Series M Shares, Series N Shares, Series O Shares, Series P Shares, Series Q Shares, Series R Shares, Series S Shares, Series T Shares, Series U Shares, Series V Shares, Series W Shares, Series X Shares, Series X-1 Shares, Series Y Shares, Series Y-1 Shares, Series Z Shares, Series AA Shares, Series BB Shares, Series CC Shares, Series DD Shares, Series EE Shares, Series FF Shares, Series GG Shares, Series HH Shares, Series II Shares, Series JJ Shares, Series KK Shares and Series LL Shares.

         Notwithstanding the provisions of clause (ii) of paragraph A of SECTION EIGHT of subparagraph (c) of Article FOURTH, in the case of any Series H Shares, Series I Shares, Series J Shares, Series K Shares, Series L Shares, Series M Shares, Series N Shares, Series O Shares, Series P Shares, Series Q Shares, Series R Shares, Series S Shares, Series T Shares, Series U Shares, Series V Shares, Series W Shares, Series X Shares, Series X-1 Shares, Series Y Shares, Series Y-1 Shares, Series Z Shares, Series AA Shares, Series BB Shares, Series CC Shares, Series DD Shares, Series EE Shares, Series FF Shares, Series GG Shares, Series HH Shares, Series II Shares, Series JJ Shares, Series KK Shares, or Series LL Shares with a Dividend Period equal to or more than two (2) years, any redemption price determined by the corporation prior to the commencement of such Dividend Period shall not be less than One Hundred Thousand Dollars ($100,000) per share, plus an amount equal to accumulated and unpaid dividends to the date fixed for redemption.

         Notwithstanding the provision of paragraph A of SECTION EIGHT of subparagraph (c) of Article FOURTH, the corporation shall not be entitled to redeem the Series GG Shares until January 9, 2003 or the Series II Shares until July 15, 2008; thereafter, as applicable, redemption dates and prices applicable to Subsequent Dividend Periods for the Series Z Shares, the Series GG Shares and the Series II Shares shall be as set forth in the notice to Holders with respect thereto.

         SECTION TWENTY-SEVEN: Auction Procedures for the Series O Shares, Series P Shares, Series Q Shares, Series R Shares, Series S Shares, Series T Shares, Series U Shares, Series V Shares, Series W Shares, Series X Shares, Series X-1 Shares, Series Y Shares, Series Y-1 Shares, Series Z Shares, Series AA Shares, Series BB Shares, Series CC Shares, Series DD Shares, Series EE Shares, Series FF Shares, Series GG Shares, Series HH Shares, Series II Shares, Series JJ Shares, Series KK Shares and Series LL Shares.

         Notwithstanding any provisions to the contrary contained in Article FOURTH of this Certificate of Incorporation, the Auction Method shall be the sole method for determining Dividend Periods and Dividends Rates for the Series O Shares, the Series P Shares, the Series Q Shares, Series R Shares, Series S Shares, Series T Shares, Series U Shares, Series V Shares, Series W Shares, Series X Shares, Series X-1 Shares, Series Y Shares, Series Y-1 Shares, Series Z Shares, Series AA Shares, Series BB Shares, Series CC Shares, Series DD Shares, Series EE Shares, Series FF Shares, Series GG Shares, Series HH Shares, Series II Shares, Series JJ Shares, Series KK Shares and Series LL Shares; accordingly, the following changes to Article FOURTH are hereby made with respect to each such series:

                  SECTION ONE: (i) the definition of "Auction Stock", "Auction Stock Depository", "Available Auction Stock", and "Subject Auction Stock" are amended to "Stock", "Auction Depository", "Available Stock" and "Subject Stock" respectively; (ii) the definitions of "Converted Remarketed Stock", "Remarketed Stock", "Remarketing Agent", "Remarketing Depository", "Remarketing Method" and "Remarketing Procedures" are deleted; and (iii) the definition of "Dividend Determination Method" or "Method" is amended and restated to read in its entirety, "'Dividend Determination Method' or 'Method' shall mean the Auction Method". Each reference to any of the terms set forth in (i) or (iii) above as used throughout Article FOURTH of this Certificate of Incorporation shall be a reference to such terms as so amended or restated, respectively, and each reference to a term set forth in (ii) above shall be deleted.

                  SECTION THREE:   the words "either all" and "or all" appearing
         therein are deleted.

                  SECTION FOUR: (i) the word "either" in the third sentence of paragraph B is deleted together with the remaining text of paragraph B from the sentence beginning with the words "Subject to"; (ii) paragraph E is deleted in its entirety; (iii) the word "or" appearing in paragraph F is deleted; and (iv) the words "and the" appearing in the first and last sentence of paragraph G are deleted.

                  SECTION SIX:           the section is deleted in its entirety.


                  SECTION SEVEN: (i) the words "or the" appearing in paragraph A are deleted; (ii) the remaining text of the first sentence of paragraph F following the word "Depository" is deleted; and (iii) the remaining text of the second sentence of paragraph F following the word "Depository" is deleted.

         SECTION TWENTY-EIGHT: Dividends Provisions of the Series A Shares, Series B Shares, Series C Shares, Series D Shares, Series E Shares, Series F Shares, Series G Shares, Series H Shares, Series I Shares, Series J Shares, Series K Shares, Series L Shares, Series M Shares, Series N Shares, Series O Shares, Series P Shares, Series Q Shares, Series R Shares, Series S Shares, Series T Shares, Series U Shares, Series V Shares, Series W Shares, Series X Shares, Series X-1 Shares, Series Y Shares, Series Y-1 Shares, Series Z Shares, Series AA Shares, Series BB Shares, Series CC Shares, Series DD Shares, Series EE Shares, Series FF Shares, Series GG Shares, Series HH Shares, Series II Shares, Series JJ Shares, Series KK Shares and Series LL Shares.

                  A.       Dividend Rates.
                           --------------

                  The Dividend Rate for each of the Series A Shares, Series B Shares, Series C Shares, Series D Shares, Series E Shares, Series F Shares, Series G Shares, Series H Shares, Series I Shares, Series J Shares, Series K Shares, Series L Shares, Series M Shares, Series N Shares, Series O Shares, Series P Shares, Series Q Shares, Series R Shares, Series S Shares, Series T Shares, Series U Shares, Series V Shares, Series W Shares, Series X Shares, Series X-1 Shares, Series Y Shares, Series Y-1 Shares, Series Z Shares, Series AA Shares, Series BB Shares, Series CC Shares, Series DD Shares, Series EE Shares, Series FF Shares, Series GG Shares, Series HH Shares, Series II Shares, Series JJ Shares, Series KK Shares and Series LL Shares in effect on the effective time of the Merger (as defined in Subsection B of Section FOUR of this Article FOURTH) shall be the same dividend rate as existed for the related Corresponding Preferred Stock (as defined in Subsection B of Section FOUR of this Article FOURTH) immediately prior to the effective time of the Merger.

                  B.       Dividend Periods.
                           ----------------

                  The Initial Dividend Period or the Subsequent Dividend Period, as the case may be, for each of the Series A Shares, Series B Shares, Series C Shares, Series D Shares, Series E Shares, Series F Shares, Series G Shares, Series H Shares, Series I Shares, Series J Shares, Series K Shares, Series L Shares, Series M Shares, Series N Shares, Series O Shares, Series P Shares, Series Q Shares, Series R Shares, Series S Shares, Series T Shares, Series U Shares, Series V Shares, Series W Shares, Series X Shares, Series X-1 Shares, Series Y Shares, Series Y-1 Shares, Series Z Shares, Series AA Shares, Series BB Shares, Series CC Shares, Series DD Shares, Series EE Shares, Series FF Shares, Series GG Shares, Series HH Shares, Series II Shares, Series JJ Shares, Series KK Shares and Series LL Shares in effect on the effective time of the Merger (as defined in Subsection B of Section FOUR of this Article FOURTH) shall be the same Initial Dividend Period or Subsequent

Dividend Period, as the case may be, as existed for the related Corresponding Preferred Stock (as defined in Subsection B of Section FOUR of this Article FOURTH) immediately prior to the effective time of the Merger.

         ARTICLE FIFTH:   The term of existence of the corporation is to be
perpetual.

         ARTICLE SIXTH:   The number of its directors shall be determined in the
manner provided in the by-laws of the corporation.

         ARTICLE SEVENTH: Unless and except to the extent that the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

         ARTICLE EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the by-laws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any by-laws whether adopted by them or otherwise.

         ARTICLE NINTH: A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment or modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

         IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation this the 2nd day of July, 2001.



                                            GENERAL ELECTRIC CAPITAL CORPORATION


                                            /s/ Nancy Barton
                                            ------------------------------------
                                            Name:  Nancy Barton
                                            Title:  Senior Vice President